================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 26, 2006

                            STILLWATER MINING COMPANY
             (Exact name of registrant as specified in its charter)

            Delaware                    1-13053                81-0480654
  ----------------------------        ------------         -------------------
  (State or Other Jurisdiction        (Commission             (IRS Employer
       of Incorporation)              File Number)         Identification No.)

       1321 Discovery Drive, Billings, Montana                  59102
       ----------------------------------------               ----------
       (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code (406) 373-8700

                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Effective July 26, 2006, Jack E. Thompson resigned as a director of the Company to pursue other interests. Mr. Thompson had been nominated to the Company's Board of Directors by Norimet Limited ("Norimet"), a wholly-owned subsidiary of MMC Norilsk Nickel, pursuant to its Stockholders Agreement with the Company, dated as of June 23, 2003, as amended (the "Stockholders Agreement"). Norimet owns approximately 54.6% of the Company's outstanding shares. Under the Stockholders Agreement, Norimet is entitled to nominate
Mr. Thompson's replacement, subject to review by the Company's Nominating and Corporate Governance Committee. Norimet has informed the Company that it is currently reviewing appropriate candidates for such nomination.

     On August 01, 2006, the Company issued a press release regarding Mr. Thompson's resignation, which is furnished herewith as Exhibit 99.1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       STILLWATER MINING COMPANY


Dated: August 01, 2006                                 By:    /s/ John Stark
                                                              ------------------
                                                       Name:  John Stark
                                                       Title: General Counsel

                                  EXHIBIT INDEX

Number    Title
------    ---------------------------------------------------------------------
99.1      Press release issued by Stillwater Mining Company on August 01, 2006.